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                                                           EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS





        We consent to the incorporation by reference in this Amendment No. 1 to the registration statement of Transworld HealthCare, Inc. (formerly, Transworld Home HealthCare Inc.) on Form S-3 relating to 696,681 shares of Common Stock (File No. 333-30283), of our report dated December 20, 1996, except as to the information presented in the last five paragraphs in Note 12, for which the date is January 14, 1997 on our audits of the consolidated financial statements and financial statement schedule as of October 31, 1996 and 1995, and for each of the three years in the period ended October 31, 1996, which report is included in Transworld Home HealthCare, Inc.'s 1996 Annual Report on Form 10-K, which is incorporated by reference in this Form S-3. Our report on such audits contains an explanatory paragraph related to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," in fiscal 1994. We also consent to the reference to our firm under the caption "Experts".





                                             Coopers & Lybrand L.L.P.


New York, New York

July 2, 1997